Exhibit 99.5

BURLINGTON NORTHERN SANTA FE

1999 STOCK INCENTIVE PLAN

EXCHANGE OPTION GRANT

This Agreement (“Agreement”) was made and entered into this      day of                     , 200     by and between Burlington Northern Santa Fe Corporation, a Delaware corporation, (hereinafter “BNSF”), and

Name

an employee of BNSF or one of its affiliates, (hereinafter “Employee”).

WITNESSETH

WHEREAS, BNSF has adopted the Burlington Northern Santa Fe 1999 Stock Incentive Plan (“Plan”) for BNSF and affiliated companies for the purpose of attracting and retaining employees and creating an identity of interests of the employees with the shareholders of BNSF;

WHEREAS, the Compensation Committee of the Board of Directors of BNSF wishes to encourage superior performance by the Employee by granting Employee an award of non-qualified stock options pursuant to the Burlington Northern Santa Fe Salary Exchange Option Program (the “Program”); and

WHEREAS, the Employee has elected to exchange a portion of the Employee’s annual base salary for this award of non-qualified stock options (the “Award”) and desires to perform services for BNSF or its affiliates and to accept said grant in accordance with the Plan, the Program and this Agreement;

NOW THEREFORE, BNSF grants to the Employee a right to purchase (in reference to one share, an “Option,” and in reference to multiple shares, the “Options”), from time to time, # of Shares shares of Stock (the “Option Shares”) at a price of $             per share (hereinafter “Option Purchase Price”; which is equal to the Fair Market Value of a share of Stock on the date of grant) during the option period beginning         , 20     and ending             , 20     (the “Option Period”), subject to the terms and conditions set forth in this Agreement and the Plan. The Options granted hereby shall be non-qualified stock options.

BNSF and Employee hereby agree that this award of non-qualified stock options shall be subject to the terms and conditions of the Plan and the Program and to the following terms and conditions:

1. Restricted Period. The Option Shares shall become exercisable in three installments with # of Shares shares being exercisable on or after             , 20    , # of Shares shares being exercisable on or after             , 20     and # of Shares shares being exercisable on or after             , 20    . Fractional shares are not exercisable.

2. Exercise of Options. After the Restricted Period, the Options may be exercised in their entirety or in part and at different times during the Option Period. However, the right to exercise an Option ceases and the Option may not be exercised if it terminates or lapses at an earlier date under the Plan or this Agreement. Same-day-Sale, Sell-to-Cover, and Cash exercises must be completed through E*TRADE. Swap exercises may be completed by written notice to the BNSF Human Resources Department which states the number of shares to be exercised and is effective upon receipt by the BNSF Human Resources Department. Once the notice to exercise is delivered to E*TRADE or to the BNSF Human Resources Department, the election to exercise is irrevocable.

3. Withholding. The Employee agrees that BNSF or its subsidiaries may withhold any required federal, state or local taxes upon the exercise of any Option. Employee may use cash or shares of Stock to satisfy tax liabilities incurred, provided that if shares are used, shares from the Options exercised may be used only to an amount equal to the minimum tax rate as established by the Internal Revenue Code and any additional amount due must be satisfied by use of attestation of ownership of other shares.

4. Payment of Option Purchase Price. An Employee electing to exercise any Options must pay the full Option Purchase Price for the shares of Stock being purchased on the date of exercise. Payment may be made in cash or Stock of BNSF. If Stock is offered as payment, such shares shall be valued at Fair Market Value on the date of exercise of the Option as defined in the Plan.

5. Reloads. In the event that any current, actively employed Employee exercises any Options hereunder and pays all or a portion of the Option Purchase Price in Stock, such Employee may, as authorized under the Program and on a maximum of two occasions under this Award, be issued new Options to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment subject to such terms and conditions established by the Committee. Such new Options shall have an exercise price equal to the Fair Market Value per share on the date such new Options are granted, shall be exercisable six months from the date of grant of the new Options and shall have the same expiration date as the original exercised Options. The Employee’s reload rights under this Section 5 shall be transferable to the same extent, if any, as the Options.

6. Options Not Transferable. Unless otherwise established by the Committee, the Options may be exercised only by the Employee and are not transferable by the Employee.

7. Resignation; Termination for Cause. Subject to Sections 8 and 9 below, all unexercised Options granted are forfeited by the Employee and lapse upon termination of employment. Options will be forfeited by the Employee in the event of resignation, termination by the Company for Cause, or for any other similar reason.

8. Death. In the event of an Employee’s death, the Restricted Period, as defined in the Plan, shall lapse on the Options awarded. Options which are or become exercisable at the time of death, may be exercised by the Employee’s designated beneficiary or, in the absence of such designation, by the person to whom such Employee’s rights shall pass by will or the laws of descent and distribution, at any time within a period of five years after death, but not after December 31, 2012.

9. Disability; Retirement; Termination other than for Cause. For purposes of the Program and this Agreement (and notwithstanding anything in the Plan to the contrary), in the event Employee is terminated because of Disability, Retirement under a Qualified Retirement Plan or by the Company for any reason other than Cause, Employee shall retain the right to exercise, subject to Section 10, all vested Options and a pro rata portion of the unvested Options that would have otherwise vested on the January 1st immediately following the calendar year of termination. The pro ration will be based upon the number of full months that elapsed prior to termination out of the twelve months of the calendar year of termination divided by twelve and multiplied by the number of Options that would vest on the next January 1st following termination. Any portion of the outstanding Options which have not vested prior to or pro rata upon Employee’s termination will remain unexercisable and shall be forfeited.

10. Exercise Upon Termination. Options which are exercisable upon termination must be exercised under the following conditions: (i) in the case of an Employee’s Disability or Retirement under a Qualified Retirement Plan, Options shall be exercisable by the Employee within five years following such termination of employment and will be unexercisable thereafter, or (ii) in the case of termination by the Company for any reason other than Cause, Options shall be exercisable by the Employee within five years following such termination of employment and will be unexercisable thereafter. However in no event shall any of the Options be exercisable after                     , 20    , nor shall any Options be exercisable within six (6) months from the date of this Award.

11. Change in Capitalization. In the event of a change in the capitalization of BNSF due to a stock split, stock dividend, recapitalization, merger, consolidation, combination, or similar event, the terms of this Award shall be adjusted by the Committee to reflect such change.

12. Change in Control. Notwithstanding any other provision in the Plan, if a Change in Control occurs while unexercised Options remain outstanding under the Plan, then, from and after the Acceleration Date, all Options shall be exercisable in full, whether or not otherwise exercisable.

13. Vesting Only in Accordance with this Agreement. Employee agrees that notwithstanding any other agreement or arrangement to the contrary (including any agreement or arrangement between Employee and BNSF or any of its affiliated companies, but excluding any agreement amending the provisions of this Section 13 in accordance with the requirements set forth in the next succeeding sentence), Employee shall not be vested in this Award or entitled to receive any equivalent to this Award (whether in cash or otherwise) pursuant to or as a result of any agreement or arrangement, and Employee hereby waives any right to the benefits of this Award under any agreement or arrangement other than pursuant to the terms of this Agreement. This Section 13 may not be revised or amended by any other agreement or arrangement (regardless of whether established before or after the date of this Agreement), except for an amendment made by an agreement or arrangement that (i) specifically refers to this Agreement; (ii) specifically provides that the provisions of this Section 13 are amended; and (iii) otherwise complies with the requirements applicable to amendments of this Agreement.

14. No Right to Continued Employment. Nothing in this Agreement or in the Plan shall provide any right to continued employment with BNSF or its affiliates. BNSF or its affiliates may terminate employment relationships at any time.

15. No Violation of Law. Notwithstanding any other provision of this Agreement, BNSF may refuse to permit the exercise of Employee’s Options and shall not be obligated to deliver any shares of Stock or make any cash payment, if counsel to BNSF determines such exercise, delivery or payment would violate any law, regulation of any governmental authority, or agreement between BNSF and any national securities exchange upon which the Stock is listed.

16. Exercise After Hardship Distribution. Unless otherwise permitted by law and then only at the discretion of the Compensation and Development Committee of the Board of Directors of BNSF, no Option may be exercised within 12 months after the receipt by the Employee of a distribution on account of hardship from a qualified cash or deferred arrangement (e.g., a Section 401(k) plan) maintained by BNSF or its affiliates.

17. Terms. The capitalized terms used herein and not otherwise defined herein shall have the same meaning as set forth in the Plan.

18. Conflicts. In the event of a conflict between the terms of this Agreement, the Program and the Plan, the Plan shall control over both the Program and this Agreement, and the Program shall control over this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

BURLINGTON NORTHERN
SANTA FE CORPORATION

Corporate Secretary

Employee